THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                                       $500,000,000

NUMBER R-1                                                                       CUSIP: 060505 BT0

ORIGINAL ISSUE DATE:  July 26, 2005
MATURITY DATE: August 2, 2010
BASE RATE:  Three-Month LIBOR
INDEX MATURITY: Three Months
SPREAD:  .10%
INTEREST PAYMENT DATES: February 2, May 2, August 2, and November 2 of each year, commencing November 2, 2005
INTEREST RESET DATES: February 2, May 2, August 2, and November 2 of each year
INTEREST DETERMINATION DATES:  Two London banking days prior to each interest period
RECORD DATES:  January 15, April 15, July 15, and October 15 of each year
REDEMPTION DATES:  None
CALCULATION AGENT:  The Bank of New York

BANK OF AMERICA CORPORATION
Floating Rate SENIOR NOTES, DUE 2010

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on August 2, 2010 (except to the extent redeemed or repaid prior to that date).  The Corporation will pay interest on such principal amount at a rate per annum equal to three-month LIBOR (as defined below), plus 0.10%.  Interest shall be payable commencing on the first Interest Payment Date succeeding the Original Issue Date and on each Interest Payment Date thereafter and on the Maturity Date.  If the Corporation shall default in the payment of interest due on an Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from July 26, 2005.

Interest on this Note will accrue from the Original Issue Date until the principal amount is paid or duly provided for and will be computed as described in this Note.  Interest payable on this Note on any Interest Payment Date or on the Maturity Date will include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified above if no interest has been paid or duly provided for, as the case may be) to, but excluding, such Interest Payment Date or Maturity Date, as the case may be.  If any Interest Payment Date falls on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the following day that is a Business Day (and no interest will accrue as a result of that postponement), except if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date.   Interest will be calculated using the actual number of days in an interest period and a 360-day year.

An interest period is the period beginning on the Original Issue Date or an Interest Payment Date and ending on the date immediately preceding the next following Interest Payment Date or Maturity Date, as the case may be.  The interest rate on this Note in effect for each interest period will be determined by the Calculation Agent using three-month LIBOR on the Interest Determination Date for that interest period.  The Calculation Agent will add three-month LIBOR as determined on the Interest Determination Date to the applicable Spread to calculate the interest rate in effect for the applicable interest period.

"LIBOR" means the London interbank offered rate for deposits of at least $1,000,000 in U.S. dollars having an index maturity of three months, as that rate appears on Telerate page 3750 at approximately 11:00 a.m., London time, on the Interest Determination Date.  A "London banking day" is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

If no offered rate appears on Telerate page 3750 on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Corporation) will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time.  If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided.  Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time.  If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided.  Otherwise, LIBOR for the next interest period will be equal to LIBOR in effect for the then current interest period.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Record Date for such Interest Payment Date, whether or not a Business Day.

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"Business Day" means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in New York or such other places that the Corporation shall designate as provided in such Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes.  Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at The Bank of New York, 101 Barclay Street, New York, New York 10286.  Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                                              BANK OF AMERICA CORPORATION

                                                                               By: _______________________________
[SEAL]                                                                   Title: Senior Vice President

ATTEST:

By:______________________
            Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  July 26, 2005

                                                                                   THE BANK OF NEW YORK,
                                                                                    as Trustee

                                                                                  By:__________________________
                                                                                          Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION
FLOATING RATE SENIOR NOTES, DUE 2010

This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor to NationsBank Corporation) and The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998, a Second Supplemental Indenture dated as of May 7, 2001, and a Third Supplemental Indenture dated July 28, 2004, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.  The series of which this Note is a part also is designated as the Corporation's Floating Rate Senior Notes, due 2010 (herein called the "Notes"), initially in the principal amount of $500,000,000.  The amount of Notes of this series may be increased by the Corporation in the future.  The Trustee initially shall act as Security Registrar and Authenticating and Issuing and Paying Agent in connection with the Notes.

This Note is not subject to any sinking fund.

The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register or registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent, and any agent of the Corporation may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and

                                                                                                    6

neither the Corporation, the Trustee, the Issuing and Paying Agent, nor any such agent of the Corporation shall be affected by notice to the contrary.

The Notes are issuable only as registered Notes without coupons in denominations of $5,000 and any integral multiple in excess thereof.  As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay the principal of (or premium, if any, on) any Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

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The Notes of this series shall be dated the date of their authentication.

All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.  The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal, premium, if any, and interest, notices, and voting.  Transfers of the principal, premium, if any, and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  The Corporation will not be responsible or liable of such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

                   TEN COM‑‑   as tenants in common
                   TEN ENT‑‑     as tenants by the entireties
                   JT TEN‑‑         as joint tenants with right of survivorship and not as tenants in common
                  UNIF GIFT MIN ACT‑‑............................Custodian..............................
                                                                (Cust)                                   (Minor)

                                           Under Uniform Gifts to Minors Act

                                         .........................................................
                                                               (State)

                             Additional abbreviations may also be used though not in the above list.

                                                    ________________________________

                                                                           ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other
    Identifying Number of Assignee: ______________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________________               _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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